As filed with the Securities and Exchange Commission on June 18, 2007
Registration No. 333-142839

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Regions Financial Corporation	Regions Financing Trust II
(Exact name of registrant as specified in its charter)	Regions Financing Trust III
Regions Financing Trust IV
Delaware	Regions Financing Trust V
(State or other jurisdiction of incorporation or	Regions Financing Trust VI
organization)	(Exact name of registrant as specified in its charter)

63-0589368	Delaware
(I.R.S. Employer Identification Number)	(State or other jurisdiction of incorporation or organization)

1900 Fifth Avenue North	63-6228101
Birmingham, Alabama 35203	63-6233948
(205) 944-1300	63-6233949
(Address, including zip code, and telephone number,	20-8891236
including area code, of registrant’s principal executive	20-8891309
offices)	(I.R.S. Employer Identification Number)

1900 Fifth Avenue North
Birmingham, Alabama 35203
(205) 944-1300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Copies of communications to:
John D. Buchanan	Frank M. Conner III
Executive Vice President, General Counsel and	Michael P. Reed
Corporate Secretary	Alston & Bird LLP
Regions Financial Corporation	The Atlantic Building
1900 Fifth Avenue North, Birmingham, Alabama 35203	950 F Street, N.W.
(205) 326-4977	Washington, DC 20004-1404
(Name, Address, including Zip Code and Telephone Number	(202) 756-3300
including Area Code, of Agent For Service)

     Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE
     The purpose of this post-effective amendment no. 1 to the registration statement on Form S-3 (Registration No. 333-142839) is to add Exhibit 23.9, consent of Ernst & Young LLP, an independent registered public accounting firm, and Exhibit 23.10, consent of Ernst & Young LLP, an independent registered public accounting firm.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16. Exhibits

Exhibit		Incorporated by Reference to Filings
Number	Description	Indicated
23.9	Consent of Ernst & Young LLP.	***
23.10	Consent of Ernst & Young LLP.	***

***	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 18, 2007.

REGIONS FINANCIAL CORPORATION

By:	/s/ Alton E. Yother

	Name:	Alton E. Yother
	Title:	Senior Executive Vice President and
Chief Financial Officer
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on June 18, 2007.

Signature	Title	Date

* Jackson W. Moore	Executive Chairman of the Board of Directors	June 18, 2007

* C. Dowd Ritter	President, Chief Executive Officer and Director	June 18, 2007

/s/ Alton E. Yother Alton E. Yother	Senior Executive Vice President and Chief Financial Officer	June 18, 2007

* Samuel W. Bartholomew, Jr.	Director	June 18, 2007

* George W. Bryan	Director	June 18, 2007

* David J. Cooper, Sr.	Director	June 18, 2007

* Earnest W. Deavenport, Jr.	Director	June 18, 2007

* Don DeFosset	Director	June 18, 2007

* Martha R. Ingram	Director	June 18, 2007

* James R. Malone	Director	June 18, 2007

* Susan W. Matlock	Director	June 18, 2007

Signature	Title	Date

* Charles D. McCrary	Director	June 18, 2007

* Allen B. Morgan, Jr.	Vice Chairman, Director and Chairman, Morgan Keegan and Company, Inc.	June 18, 2007

* Claude B. Nielsen	Director	June 18, 2007

* Jorge M. Perez	Director	June 18, 2007

* John R. Roberts	Director	June 18, 2007

* Lee J. Styslinger, III	Director	June 18, 2007

* Spence L. Wilson	Director	June 18, 2007

* Harry W. Witt	Director	June 18, 2007

* By:	/s/ Alton E. Yother Alton E. Yother
Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on June 18, 2007.

REGIONS FINANCING TRUST II

By:	/s/ Carl L. Gorday

	Name:	Carl L. Gorday
	Title:	Administrative Trustee

REGIONS FINANCING TRUST III

By: REGIONS FINANCIAL CORPORATION, as depositor

By:	/s/ Carl L. Gorday

	Name:	Carl L. Gorday
	Title:	Administrative Trustee

REGIONS FINANCING TRUST IV

By: REGIONS FINANCIAL CORPORATION, as depositor

By:	/s/ Carl L. Gorday

	Name:	Carl L. Gorday
	Title:	Administrative Trustee

REGIONS FINANCING TRUST V

By: REGIONS FINANCIAL CORPORATION, as depositor

By:	/s/ Carl L. Gorday

	Name:	Carl L. Gorday
	Title:	Administrative Trustee

REGIONS FINANCING TRUST VI

By: REGIONS FINANCIAL CORPORATION, as depositor

By:	/s/ Carl L. Gorday

	Name:	Carl L. Gorday
	Title:	Administrative Trustee